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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-62171) of our report dated October 10, 1998 which report is included in Amendment No. 1 to Current Report on Form 8-K/A, on our audits of the supplemental consolidated financial statements and financial statement schedule of valuation and qualifying accounts of The Learning Company, Inc. as of January 3, 1998 and January 4, 1997 and for each of the three fiscal years in the period ended January 3, 1998. We also consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-62171) of our report dated February 9, 1998 (except as to Note 12 which is as of March 6, 1998), on our audits of the consolidated financial statements and financial statement schedule of valuation and qualifying accounts of The Learning Company, Inc. as of January 3, 1998 and January 4, 1997 and for each of the three fiscal years in the period ended January 3, 1998, which report is included in the Company's Annual Report on Form 10-K/A for the fiscal year ended January 3, 1998. We also consent to the reference to our firm under the caption "Experts."



                                   /s/ PricewaterhouseCoopers LLP
                                   ------------------------------
                                       PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
November 6, 1998